Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

to

Tender Shares of Common Stock

of

AMERICAN LAND LEASE, INC.

at

$14.20 Net Per Share in Cash

by

GCP SUNSHINE ACQUISITION, INC.,

a subsidiary

of

GCP REIT II

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, AT THE END OF JANUARY 22, 2009, UNLESS THE OFFER IS EXTENDED.

(Not to be used for Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) of GCP Sunshine Acquisition Inc. (“Purchaser”), a Delaware corporation and a subsidiary of GCP REIT II, to purchase all outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of American Land Lease, Inc., a Delaware corporation (the “Company”), as of the time Purchaser accepts for payment and pays for any Shares (as defined below) tendered and not withdrawn pursuant to the Offer (as defined below), including shares of restricted Common Stock under the Company’s 1998 Stock Incentive Plan (the “Company Stock Plan”) and any shares issuable upon exercise of options to acquire shares of Common Stock issued pursuant to the Company Stock Plan (the “Shares”), at a price of $14.20 per Share, net to the seller in cash (subject to applicable withholding taxes), without interest thereon, as described in the Offer to Purchase, dated December 23, 2008 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as each may be amended or supplemented from time to time, the “Offer”), (i) if certificates evidencing the Shares are not immediately available, (ii) if Share certificates and all other required documents cannot be delivered to Wells Fargo Bank, N.A. (the “Depositary”) or (iii) if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase. This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer Is:

Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions Department P.O. Box 64854 St. Paul, Minnesota 55164-0854	By Overnight Courier or by Hand: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions Department 161 North Concord Exchange South St. Paul, Minnesota 55075

By Facsimile Transmission:

(For Eligible Institutions Only)

(651) 450-2452

To Confirm Facsimile Only:

(800) 468-9716

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to GCP Sunshine Acquisition, Inc. (“Purchaser”), a Delaware corporation and a subsidiary of GCP REIT II, a Maryland real estate investment trust, upon the terms and subject to the conditions set forth in its Offer to Purchase, dated December 23, 2008 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 entitled “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Number of Shares:

Certificate Nos. (if available):

Check box if Shares will be tendered by book-entry transfer: ☐

Account Number:

Dated: , 20

Name(s) of Record Holder(s)

(Please Print)

Address(es):

(Zip Code)

Area Code and Tel. No.:

Signature(s):

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GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, each an “Eligible Institution”), guarantees (a) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to the Depositary of the Shares tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantees to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
(Please Print)

Address:
Zip Code

Area Code and Telephone Number:

Authorized Signature:
Name:
(Please Print)
Title:
Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.

YOUR SHARE CERTIFICATES MUST BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL

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